Exhibit 10.3

MEMBERSHIP INTEREST PURCHASE AGREEMENT

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”), is made as of the 15 day of February, 2018 by and among Total Grow Holdings, LLC, a Delaware limited liability company d/b/a Total Grow Control, LLC (the “Company”), urban-gro, Inc., a Colorado corporation ( “Purchaser”), and the persons listed as “Members” on the signature pages to this Agreement (each a “Member” and together the “Members”).

The parties hereto hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF MEMBERSHIP INTERESTS

Section 1.1 Sale and Issuance of Membership Interest.

(a)       Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing a five percent (5%) membership interest in the Company on a fully-diluted basis immediately subsequent to the Initial Closing (as defined below) (the “Membership Interests”), for an aggregate purchase price of $125,000. The Membership Interests issued to Purchaser pursuant to this Agreement (including any Membership Interests issued at the Initial Closing and any other Closing) shall be referred to in this Agreement as the “Interests.”

Section 1.2 Closing; Delivery.

(a)        The initial purchase and sale of the Interests shall take place remotely via the exchange of documents and signatures, on the date hereof, or at such other time and place as the Company, the Members and Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is an Option Closing (as defined below), Second Option Closing (as defined below) and/or Purchase Right Closing (as defined below), “Closing” shall apply to each such closing unless otherwise specified.

(b)       At each Closing, the Purchaser shall receive the Interests being purchased by Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank account designated by the Company.

Section 1.3 Sale of Additional Interests.

(a)       The Company hereby grants to Purchaser the option to purchase from the Company (the “Option”) up to an additional five percent (5%) of the outstanding Membership Interests on a fully-diluted basis immediately subsequent to the Option Closing (as defined below) (the “Option Interests”) at a purchase price extrapolated based upon a Company pre-money valuation of $3,000,000 (the “Exercise Price”). The Purchaser may exercise the Option at any time on or after June 30th, 2018 to and including August 31, 2018 (the “Exercise Period”) by delivering written notice thereof to the Company (the “Exercise Notice”). The closing of an exercise of the Option (the “Option Closing”) shall be within ten (10) business days of receipt of the Exercise Notice by the Company. If Purchaser delivers a Purchase Notice to the Company or if the Exercise Notice is not delivered to the Company during the Exercise Period, the Option shall expire, and be null and void and of no further force or effect. The Option Closing shall be conducted pursuant to the terms and provisions of this Agreement as if it were the Initial Closing, and Purchaser shall deliver the Exercise Price in cash or other immediately available funds to the Company and the Company shall issue the appropriate number of Option Interests to Purchaser.

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(b)        By written notice to Purchaser by the Company prior to the first anniversary of the date of this Agreement (the “Second Option Notice”), the Company may grant to Purchaser the option to purchase from the Company (the “Second Option”) up to an additional fifteen percent (15%) of the outstanding Membership Interests on a fully-diluted basis immediately subsequent to the Second Option Closing (as defined below) (the “Second Option Interests”) at a purchase price extrapolated based upon a Company pre-money valuation of $4,000,000 (the “Second Exercise Price”). The Purchaser may exercise the Second Option at any time on or after the first anniversary of the date of this Agreement to and including the date that is 90 days thereafter (the “Second Exercise Period”) by delivering written notice thereof to the Company (the “Second Exercise Notice”). The closing of an exercise of the Second Option (the “Second Option Closing”) shall be within ten (10) business days of receipt of the Second Exercise Notice by the Company. If the Company does not deliver a Second Option Notice, if Purchaser delivers a Second Purchase Notice to the Company or if the Second Exercise Notice is not delivered to the Company during the Second Exercise Period, the Second Option shall expire, and be null and void and of no further force or effect. The Second Option Closing shall be conducted pursuant to the terms and provisions of this Agreement as if it were the Initial Closing, and Purchaser shall deliver the Second Exercise Price in cash or other immediately available funds to the Company and the Company shall issue the appropriate number of Second Option Interests to Purchaser.

(c)        Each Member hereby grants to Purchaser the right to purchase from such Member (the “Purchaser Right”) all of the outstanding Membership Interests on a fully-diluted basis immediately subsequent to the Purchase Right Closing (as defined below) (the “Purchase Right Interests”) at a purchase price extrapolated based upon a Company valuation of $7,500,000 (the “Purchase Right Exercise Price”). The Purchaser may exercise the Purchase Right at any time on or after the end of the 15 month anniversary of the date of this Agreement to and including the second anniversary of the date of this Agreement (the “Purchase Right Exercise Period”) by delivering written notice thereof to such Member (the “Purchase Right Exercise Notice”). The closing of an exercise of the Purchase Right (the “Purchase Right Closing”) shall be within ten (10) business days of receipt of the Purchase Right Exercise Notice by such Member. If Purchaser delivers a Purchase Right Exercise Notice to such Member or if the Purchase Right Exercise Notice is not delivered to such Member during the Purchase Right Exercise Period, the Purchase Right shall expire, and be null and void and of no further force or effect. The Purchase Right Closing shall be conducted pursuant to the terms and provisions of this Agreement as if it were the Initial Closing, and Purchaser shall deliver the Purchase Right Exercise Price in cash or other immediately available funds to such Member and such Member shall, and shall cause the Company to on its books, transfer the Purchase Right Interests to Purchaser.

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Section 1.4 Use of Proceeds. The Company shall use the proceeds from the sale of the Interests for program development, product development, additional employees and initial white-labeling of its Eden product to Purchaser’s Soleil brand.

Section 1.5 Defined Terms Used in this Agreement. In addition to the terms defined above, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)        “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, manager, member, officer or director of such Person.

(b)       “Amended and Restated Operating Agreement” means the Amended and Restated Limited Liability Company Agreement among the Company, its managers, its members, and Purchaser, dated as of the date of the Initial Closing, in the form of Exhibit D attached to this Agreement.

(c)        “Code” means the Internal Revenue Code of 1986, as amended.

(d)        “Commercial Agreement” means the Supply Agreement between the Company and Purchaser, dated as of the date of the Initial Closing, in the form of Exhibit A attached to this Agreement.

(e)        “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(f)         “Company Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, entity names, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(g)        “Indemnification Agreement” means the agreement between the Company and the director designated by Purchaser pursuant to the Voting Agreement, dated as of the date of the Initial Closing, in the form of Exhibit B attached to this Agreement.

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(h)         “Key Employee” means any executive-level employee (including vice president-level positions) as well as any employee or consultant who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property.

(i)         “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company.

(j)          “Operating Agreement” means the Operating Agreement of the Company effective as of January 4, 2016 by and among the Manager (as defined below) and the Members, as amended.

(k)        “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

(l)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(m)       “Transaction Agreements” means this Agreement, the Voting Agreement, the Indemnification Agreement and the Commercial Agreement.

(n)        “Voting Agreement” means the agreement among the Company, Purchaser and the Members, dated as of the date of the Initial Closing, in the form of Exhibit C attached to this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit E to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. For purposes of these representations and warranties (other than those in Subsections 2.2, 2.3, 2.4, 2.5, and 2.6), the term the “Company” shall include any subsidiaries of the Company, unless otherwise noted herein.

Section 2.1 Organization, Good Standing, Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

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Section 2.2 Capitalization.

(a)        All of the outstanding Membership Interests have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b)        Section 2.2(b) of the Disclosure Schedule sets forth the capitalization of the Company immediately following the Initial Closing including the issued and outstanding Membership Interests, including, if applicable, vesting schedule and repurchase price and the holder thereof. There are no outstanding options, warrants, rights (including purchase, conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any equity securities, or any securities convertible into or exchangeable for equity securities of the Company.

(c)         The Company has no agreements or documents which contain a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding with respect to any of the Company’s equity securities upon the occurrence of any event or combination of events. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity securities.

(d)       The Company believes in good faith that any “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) under which the Company makes, is obligated to make or promises to make, payments (each, a “409A Plan”) complies in all material respects, in both form and operation, with the requirements of Section 409A of the Code and the guidance thereunder. To the knowledge of the Company, no payment to be made under any 409A Plan is, or will be, subject to the penalties of Section 409A(a)(1) of the Code.

(e)        The Company has obtained valid waivers of any rights by other parties to purchase any of the Interests covered by this Agreement.

Section 2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

Section 2.4 Authorization. All limited liability company action required to be taken by the Company’s managers (the “Managers”) and Members in order to authorize the Company to enter into the Transaction Agreements, and to issue the Interests at the Closing, has been taken or will be taken prior to the Closing. All action on the part of the Managers necessary for the execution and delivery of the Transaction Agreements, the performance of all obligations of the Company under the Transaction Agreements to be performed as of the Closing, and the issuance and delivery of the Interests has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 2.5 Valid Issuance of Interests.

(a)        The Interests, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by Purchaser. Assuming the accuracy of the representations of Purchaser in Section 3 of this Agreement and except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws, which have been made or will be made in a timely manner, the Interests will be issued in compliance with all applicable federal and state securities laws.

(b)       No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

Section 2.6 Governmental Consents and Filings. Assuming the accuracy of the representations made by Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

Section 2.7 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened (i) against the Company or any Manager, officer, or Key Employee of the Company; (ii) that questions the validity of the Transaction Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Agreements; or (iii) that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its Managers, officers, or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of Managers, officers, or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

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Section 2.8 Intellectual Property. The Company owns or possesses sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. Subsection 2.8 of the Disclosure Schedule lists all Company Intellectual Property. The Company has not embedded any open source, copyleft or community source code in any of its products generally available or in development, including but not limited to any libraries or code licensed under any General Public License, Lesser General Public License or similar license arrangement. For purposes of this Subsection 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

Section 2.9 Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Formation (the “Certificate”) or the Operating Agreement, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

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Section 2.10 Agreements; Actions.

(a)        Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)       The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any Membership Interests or equity securities, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. For the purposes of (a) and (b) of this Subsection 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

(c)        The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(d)       The Company has not engaged in the past in any discussion with any representative of any Person regarding (i) a sale or exclusive license of all or substantially all of the Company’s assets, or (ii) any recapitalization, merger, consolidation or other business combination transaction of the Company with or into another Person.

Section 2.11 Certain Transactions.

(a)        Other than (i) standard employee benefits generally made available to all employees, (ii) standard manager and officer indemnification agreements approved by the Managers, and (iii) the purchase of Membership Interests approved by the Managers, there are no agreements, understandings or proposed transactions between the Company and any of its Managers, Members, officers, consultants or Key Employees, or any Affiliate thereof.

(b)        The Company is not indebted, directly or indirectly, to any of its Managers, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s Managers, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that Managers, officers, employees or Members of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.

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Section 2.12 Rights of Registration and Voting Rights. The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except for the Operating Agreement, no Member has entered into any agreements with respect to the voting of equity securities of the Company.

Section 2.13 Property. The property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

Section 2.14 Financial Statements. The Company has delivered to each Purchaser its unaudited financial statements for the fiscal years ended December 31, 2017, 2016 and 2015 (including balance sheet, income statement and statement of cash flows) (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2017; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

Section 2.15 Changes. Since date of most recent Financial Statements there has not been:

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(a)        any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)        any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)        any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)        any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)        any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)         any material change in any compensation arrangement or agreement with any employee, officer, Manager or Member;

(g)        any resignation or termination of employment of any Manager, officer or Key Employee of the Company;

(h)       any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)         any loans or guarantees made by the Company to or for the benefit of its employees, officers or Managers, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)         any declaration, setting aside or payment or other distribution in respect of any of the Membership Interests or equity securities, or any direct or indirect redemption, purchase, or other acquisition of any of Membership Interests or equity securities by the Company;

(k)        any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)         receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)       to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

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(n)       any arrangement or commitment by the Company to do any of the things described in this Subsection 2.15.

Section 2.16 Employee Matters.

(a)        As of the date hereof, the Company employs 4 full-time employees and 4 part-time employees and engages 2 consultants or independent contractors. Section 2.16(a) of the Disclosure Schedule sets forth a detailed description of all compensation, including salary, bonus, severance obligations and deferred compensation paid or payable for each Manager, officer, employee, consultant and independent contractor of the Company who received compensation in excess of $100,000 for the fiscal year ending December 31, 2017.

(b)       To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Neither the execution or delivery of the Transaction Agreements, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(c)         The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(d)       To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(d) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(d) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

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(e)        The Company has not made any representations regarding equity incentives to any Manager, officer, employee, or consultant that are inconsistent with the amounts and terms set forth in the minutes of meetings of the Managers or written consents of the Managers.

(f)         Each former Key Employee whose employment was terminated by the Company has entered into an agreement with the Company providing for the full release of any claims against the Company or any related party arising out of such employment.

(g)        Section 2.16(g) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied in all material respects with all applicable laws for any such employee benefit plan.

Section 2.17 Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

Section 2.18 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

Section 2.19 Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to Purchaser (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-competition and non-solicitation agreement substantially in the form or forms delivered to Purchaser. The Company is not aware that any of its Key Employees is in violation of any agreement covered by this Subsection 2.19.

Section 2.20 Permits. The Company has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

Section 2.21 Corporate Documents. The Certificate and Operating Agreement of the Company are in the form provided to Purchaser. The copy of the minute books of the Company provided to Purchaser contains minutes of all meetings of Managers and Members and all actions by written consent without a meeting by the Managers and Members since the date of organization and accurately reflects in all material respects all actions by the Managers and Members with respect to all transactions referred to in such minutes.

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Section 2.22 Environmental and Safety Laws.

(a)        The Company is and has been in compliance with all Environmental Laws (as defined below);

(b)       there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company;

(c)        there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and

(d)        there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Subsection 2.22, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

Section 2.23 Disclosure. The Company has made available to Purchaser all the information reasonably available to the Company that Purchaser has requested for deciding whether to acquire the Interests, including certain of the Company’s projections describing its proposed business plan (the “Business Plan”). No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan was prepared in good faith; however, the Company does not warrant that it will achieve any results projected in the Business Plan.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to the Company that:

Section 3.1 Authorization. Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which Purchaser is a party, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.2 Purchase Entirely for Own Account. This Agreement is made with Purchaser in reliance upon Purchaser’s representation to the Company, which by Purchaser’s execution of this Agreement, Purchaser hereby confirms, that the Interests to be acquired by Purchaser will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Interests. Purchaser has not been formed for the specific purpose of acquiring the Interests.

Section 3.3 Disclosure of Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Interests with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article II of this Agreement or the right of Purchaser to rely thereon.

Section 3.4 Restricted Securities. Purchaser understands that the Interests have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Interests are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Interests indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Interests for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Interests, and on requirements relating to the Company which are outside of Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

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Section 3.5 No Public Market. Purchaser understands that no public market now exists for the Interests, and that the Company has made no assurances that a public market will ever exist for the Interests.

Section 3.6 Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3.7 No General Solicitation. Neither Purchaser nor any of its officers or directors has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Interests.

Section 3.8 Principal Place of Business. The office of Purchaser in which its principal place of business is identified is the address of Purchaser set forth on the signature pages hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE MEMBERS

Each Member hereby represents and warrants, severally and not jointly, to Purchaser:

Section 4.1 Authorization. If the Member is an entity, all action required to be taken by such Member in order to authorize the entry into the Transaction Agreements has been taken or will be taken prior to the Closing. All action on the part of the Member necessary for the execution and delivery of the Transaction Agreements and the performance of all obligations of the Member under the Transaction Agreements to be performed as of the Closing, has been taken or will be taken prior to the Closing. The Transaction Agreements, when executed and delivered by the Member, shall constitute valid and legally binding obligations of the Member, enforceable against the Member in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.2 Litigation. There is no action, suit or proceeding, or governmental inquiry or investigation, pending or, to such Member’s knowledge, threatened against such Member, and there is no basis for any such action, suit, proceeding, or governmental inquiry or investigation.

Section 4.3 Agreements. Except as contemplated by or disclosed in the Transaction Agreements, such Member is not a party to and has no knowledge of any agreements, written or oral, relating to the acquisition, disposition, registration under the Securities Act, or voting of the securities of the Company.

Section 4.4 Voting Rights. Except for the Operating Agreement, such Member has not entered into any agreements with respect to the voting of equity securities of the Company.

Section 4.5 Encumbrances. There are no liens, charges, claims or encumbrances with respect to the Membership Interests held by such Member nor are there any outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, with respect to such Membership Interests.

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Section 4.6 Representations and Warranties. To the best of such Member’s knowledge, all of the representations and warranties of the Company set forth in Article II are true and complete.

ARTICLE V
COVENANTS

Section 5.1 Member Membership Interests. Until the later of the expiration of the Purchase Exercise Period or the occurrence of the Purchase Right Closing, no Member shall (a) grant or allow to exist any liens, charges, claims or encumbrances with respect to the Membership Interests held by such Member, (b) grant or allow to exist any options, warrants, rights (including purchase, conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, with respect to the Membership Interests held by such Member, or (c) transfer, sell, pledge or otherwise hypothecate any of the Membership Interests held by such Member or any rights therein or with respect thereto.

Section 5.2 Equity Issuances. The Company shall not issue any equity securities or securities convertible into or exercisable for equity securities of the Company or grant any right to acquire equity securities of the Company, until the later of the expiration of the Purchase Exercise Period or the occurrence of the Purchase Right Closing.

Section 5.3 Right to Conduct Activities. The Company hereby agrees and acknowledges that Purchaser (together with its affiliates) operates and invests in companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Purchaser shall not be liable to the Company for any claim arising out of, or based upon, (i) the business operations of Purchaser or the investment by Purchaser in any entity competitive with the Company, or (ii) actions taken by any manager, officer, employee or other representative of Purchaser to operate the business of Purchaser or assist any such competitive company, whether or not such action was taken as a member of the board of directors of Purchaser or such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company.

ARTICLE VI

CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING

The obligations of Purchaser to purchase Interests at the Initial Closing or any subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived:

Section 6.1 Representations and Warranties. The representations and warranties of the Company contained in Article II and the representations and warranties of the Members in Article IV shall be true and correct in all respects as of such Closing.

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Section 6.2 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

Section 6.3 Compliance Certificate. The Managers and Members shall deliver to Purchaser at such Closing a certificate certifying that the conditions specified in Subsections 6.1 and 6.2 have been fulfilled.

Section 6.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Membership Interests pursuant to this Agreement shall be obtained and effective as of such Closing.

Section 6.5 Managers. As of the Initial Closing, the authorized number of Managers shall be 4, comprised of Derek Oxford, Todd Lewis, Alan Waldheim George Robert Pullar.

Section 6.6 Indemnification Agreement. The Company shall have executed and delivered the Indemnification Agreements.

Section 6.7 Voting Agreement. The Company and the Members shall have executed and delivered the Voting Agreement.

Section 6.8 Commercial Agreement. The Company shall have executed and delivered the Commercial Agreement.

Section 6.9 Amended and Restated Operating Agreement. The Company, the Managers and the Members shall have executed and delivered the Amended and Restated Operating Agreement.

Section 6.10 Secretary’s Certificate. The Secretary of the Company shall have delivered to Purchaser at the Closing a certificate certifying (i) the Certificate, (ii) the Operating Agreement, and (iii) the resolutions of the Managers approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements.

Section 6.11 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

ARTICLE VII

CONDITIONS OF THE COMPANY’S AND THE MEMBERS’ OBLIGATIONS AT

CLOSING

The obligations of the Company to sell Interests to Purchaser at the Initial Closing or any subsequent Closing and the obligations of the Members hereunder are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

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Section 7.1 Representations and Warranties. The representations and warranties of Purchaser contained in Article III shall be true and correct in all respects as of such Closing.

Section 7.2 Performance. Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

Section 7.3 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Interests pursuant to this Agreement shall be obtained and effective as of the Closing.

Section 7.4 Voting Agreement. Purchaser shall have executed and delivered the Voting Agreement.

Section 7.5 Commercial Agreement. Purchaser shall have executed and delivered the Commercial Agreement.

Section 7.6 Amended and Restated Operating Agreement. Purchaser shall have executed and delivered the Amended and Restated Operating Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company, the Members and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of Purchaser or the Company.

Section 8.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company and the Members may not assign their rights or obligations under this Agreement without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion.

Section 8.3 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware without regard to the law of conflicts thereof.

Section 8.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Section 8.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 8.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party hereto to be notified, (b) when sent with confirmation of delivery, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties hereto at their address as set forth on the signature pages hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 8.6.

Section 8.7 No Finder’s Fees. Each party hereto represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, Managers, Members, employees or representatives is responsible.

Section 8.8 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of any of the Transaction Agreements, the substantially prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 8.9 Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company, the Members and Purchaser.

Section 8.10 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

Section 8.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative.

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Section 8.12 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the parties hereto are expressly canceled, including, without limitation, that certain Letter Agreement dated November 20, 2017 between the Company and Purchaser.

Section 8.13 Dispute Resolution. The parties hereto (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the federal district courts sitting in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the federal district courts sitting in the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

Section 8.14 No Commitment for Additional Financing. The Company acknowledges and agrees that Purchaser has made no representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Interests as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

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Section 8.15 Conflicting Agreements. If any of the terms and provisions of the Amended and Restated Operating Agreement, on the one hand, and the Transaction Agreements, on the other hand, shall conflict, the terms and provisions of the Transaction Agreement shall control.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Membership Interest Purchase Agreement as of the date first written above.

COMPANY:
TOTAL GROW HOLDINGS, LLC:

By: /s/ Derek E. Oxford
Derek E. Oxford, Manager
Address: 221 19th Ave S
St Petersburg Fl 33705

MEMBERS:

/s/ Derek E. Oxford
Derek E. Oxford
Address: 221 19th
Ave S St Petersburg Fl 33705

Todd Lewis
Todd Lewis
Address: 40 Steeplechase DR
Holland Pa 18966

/s/ Alan Waldheim
Alan Waldheim
Address: 1805 San Jose St
Friendswood, TX 77546
Jonathan Hoffman Address: PO
Box 801 Bryn Athyn, PA 19009

PURCHASER:
urban-gro, Inc.

By: /s/ Bradley Nattras
Bradley Nattrass, Chief Executive Officer
Address: 1750 Panorama Point., Suite G
Lafayette, CO 80026

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EXHIBITS

Exhibit A-	FORM OF COMMERCIAL AGREEMENT
Exhibit B -	FORM OF INDEMNIFICATION AGREEMENT
Exhibit C -	FORM OF VOTING AGREEMENT
Exhibit D -	FORM OF AMENDED AND RESTATED OPERATING AGREEMENT
Exhibit E -	DISCLOSURE SCHEDULE

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EXHIBIT A

FORM OF COMMERCIAL AGREEMENT

EXHIBIT B

FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT C

FORM OF VOTING AGREEMENT

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EXHIBIT D

FORM OF AMENDED AND RESTATED OPERATING AGREEMENT

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EXHIBIT E

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Membership Interest Purchase Agreement, dated as of February 15, 2018 (the “Agreement”), among the Company, the Members and Purchaser. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive, and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to Purchaser.

Disclosures
Section	Documents / Comments
2.16 Employee Benefits	None
2.23 Business Plan	None
2.7 Litigation	None
2.8 Patents	None
2.9 Compliance	None
2.10 Agreements, Actions	None